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                                             Exhibit C1

GRANITE STATE ENERGY, INC.
Statement of Cash Flows
For the Quarter Ended September 30, 1996
(Unaudited, Subject to Adjustment)


Operating Activities:
  Net Income/(Loss)                                     ($99,518)

  Adjustments to reconcile net income/(loss) to net cash provided by operating activities:

     Increase in unbilled revenue                        (59,700)
     Increase in tax benefit receivable                  (53,586)
     Increase in accounts receivable                     (40,626)
     Increase in accounts payable                        136,621
                                                         -------
Net cash provided by operating activities               (116,809)


Financing Activities:
  Subordinated notes payable to parent-issues             155,000
                                                          -------

Net increase in cash and cash equivalents                  38,191


Cash and cash equivalents at beginning of period            1,000
                                                           ------
Cash and cash equivalents at end of period                $39,191
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